SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 23, 2005

RIGGS NATIONAL CORPORATION

(Exact Name of Registrant as specified in its charter)

Delaware
(State of Incorporation)

0-9756 (Commission File Number)	52-1217953 (IRS Employer Identification Number)

1503 Pennsylvania Avenue, N.W., Washington, D.C., 20005
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:
(202) 835-4309

Item 5.04. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

     On March 23, 2005, Riggs National Corporation (the “Company”) sent a notice to its directors and executive officers informing them of a temporary suspension of transactions by directors and executive officers involving Company equity securities as well as a blackout period that will be imposed on all transactions involving the Company common stock fund under the Riggs Bank N.A. 401(k) Savings Plan (the “401(k) Plan”). The notice stated that the blackout period for the 401(k) Plan is expected to begin at 3:00 p.m. EST on April 21, 2005 and end on the date that is approximately two weeks after the closing date of the merger of the Company into The PNC Financial Services Group, Inc., which is currently expected to occur on or about May 13, 2005. The notice, which was provided to the Company’s directors and executive officers in accordance with Section 306(a) of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR, is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Exhibits.

99.1	Notice of Blackout Period to Directors and Executive Officers of Riggs National Corporation

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGGS NATIONAL CORPORATION
By:	/s/ Steven T. Tamburo
Name:	Steven T. Tamburo
Title:	Chief Financial Officer

Date: March 23, 2005